Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Bodhi Tree Biotechnology Inc.

We hereby consent to the incorporation of our report dated October 18, 2024, in this Registration Statement on Form S-1, relating to the financial statements of Bodhi Tree Biotechnology Inc. as of and for the period from inception date to September 30, 2024.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

Rowland Heights, California

February 3, 2025